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                                                                  Exhibit 10.4.2

                                 AMENDMENT III
                                    TO THE
                                MDT CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


        WHEREAS, MDT Corporation ("MDT") maintains the MDT Corporation Supplemental Executive Retirement Plan ("Plan");

        WHEREAS, Section 6.1 of the Plan provides that MDT has the right to amend the Plan by resolution of its board of directors;

        NOW, THEREFORE, the Plan is amended as follows:

        1. Effective May 1, 1996, Section 4.3 of the Plan is hereby amended by adding the following sentence thereto:


    "Notwithstanding the foregoing, this Section 4.3 shall not apply as a result of any Change in Control with respect to any transaction (or change in the majority of the board of directors of the Company as a result of any transaction) pursuant to the Agreement and Plan of Merger dated May __, 1996, involving Getinge Industrier A.B."

        2. Effective May 1, 1996, for Participants then employed by the Company, Section 4.5 is amended in its entirety to read as follows:
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4.5 - Limitation of Retirement Benefits.
      ---------------------------------


        Notwithstanding anything contained herein to the contrary, including
Section 4.1, each Participant's benefit under this Plan shall equal the amounts contributed, if any, on behalf of such Participant, if any, to the trust established by the Company with respect to the Plan, plus any earnings or minus any losses. The Company shall contribute no more than the sum of the following amounts on behalf of each Participant:

        (a) for each Plan Year, twenty percent (20%) of the Participant's Annual Base Salary (excluding Annual Base Salary payable after attainment age 65).

        (b) for each calendar year beginning on or after January 1, 1994, the excess of (i) the employer "retirement contributions" that would have been made to the MDT Corporation Retirement Plan (for the period prior to July 1, 1996) and the Savings Plan, as defined in (c) below (for the Period thereafter), if the limits on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), were not in effect, over (ii) the actual employer retirement contributions made by the Company to the Retirement Plan and Savings Plan on behalf of such Participant; and



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        (c)     for each calendar year beginning on or after January 1, 1996, if the Participant makes the maximum basic deposit permitted (subject to all tax limitations) to the MDT Corporation Retirement Savings Plan for Salaried Employees (formerly, the MDT Corporation Savings and Thrift Plan for Salaried Employees) ("Savings Plan") while eligible to participate, the excess of (i) the employer matching contributions that would have been made to the Savings Plan if Code Section 401(a)(17) were not in effect and the Participant made the maximum basic deposit permitted (subject to all tax limitations other than Code Section 401(a)(17)), over (ii) the employer matching contributions that would have been made to the Savings Plan if the Participant made deposits equal to 6% of his compensation, as defined in the Savings Plan, but not in excess of the maximum permitted under Code Section 402(g). This Clause (c) shall be interpreted to avoid making Participants whole if they are adversely affected by the various nondiscrimination tests applicable to basic deposits or matching contributions."

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        IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and a corporate seal to be hereunto affixed this 17th day of May, 1996.






                                                MDT CORPORATION

                                                By:  /s/ J. Miles Branagan
                                                     ----------------------


                                                By:  /s/ Thomas Hein
                                                     ----------------------







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